UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2014

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

MISSOURI	1-6089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
H&R Block, Inc. (the “Company”) has made significant progress on its previously announced plan to cease being a savings and loan holding company (“SLHC”) while continuing to offer financial products to its clients.
Sale to BofI Federal Bank
On April 10, 2014, the Company’s subsidiaries, H&R Block Bank, a federal savings bank (“HRB Bank”), and Block Financial LLC, a Delaware limited liability company and the sole shareholder of HRB Bank (“Block Financial”), entered into a definitive Purchase and Assumption Agreement (the “P&A Agreement”) with BofI Federal Bank, a federal savings bank (“BofI”). Pursuant to the P&A Agreement, HRB Bank will sell assets and assign liabilities, including all of HRB Bank’s deposit liabilities, to BofI (the “P&A Transaction”), subject to various closing conditions, including the receipt of certain required approvals, entry into certain additional agreements, and the fulfillment of various other customary conditions.
In connection with the additional agreements being entered into upon the closing of the P&A Transaction, BofI will offer H&R Block-branded financial products distributed by the Company to the Company’s clients. Emerald Financial Services, LLC (“EFS”), an indirect subsidiary of the Company, will provide servicing and administrative support for such financial products. See discussion below under “Continued Offering of Financial Products” and “Announced Transactions are Subject to Numerous Conditions and the Closing May be Delayed or May Not Occur at All.”
Divestiture Transaction
The P&A Transaction is part of a three-step transaction pursuant to which the Company plans to divest HRB Bank (the “Divestiture Transaction”), including: (i) the conversion of HRB Bank from a federal savings bank to a national bank; (ii) the sale of certain HRB Bank assets and liabilities, including all deposit liabilities, to BofI in the P&A Transaction; and (iii) the merger of HRB Bank with and into Block Financial.
The Company, H&R Block Group, Inc. and Block Financial (collectively, “our Holding Companies”) are SLHCs because they control HRB Bank. As previously announced, we have evaluated alternative means of ceasing to be an SLHC. By consummating the Divestiture Transaction, our Holding Companies will cease to be SLHCs and will no longer be subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as an SLHC or to the regulatory capital requirements applicable to SLHCs.
Step One: The Conversion
HRB Bank is in the process of finalizing and filing an application with the Office of the Comptroller of the Currency (the “OCC”) for approval to convert to a national banking association (the “Conversion”). In connection with the Conversion, our Holding Companies will request from the Federal Reserve a waiver of the Bank Holding Company Application requirements under Sections 3(a)(1) and 4 of the Bank Holding Company Act of 1956 and file an application with the Federal Reserve to deregister as an SLHC.
Step Two: The P&A Transaction
BofI is in the process of finalizing and filing a Bank Merger Act application with the OCC, and HRB Bank is in the process of filing a Change in Assets application with the OCC, seeking approval of the P&A Transaction. Upon receipt of regulatory approvals, the parties will consummate the P&A Transaction immediately following the Conversion. HRB Bank will sell assets and assign liabilities, including all of HRB Bank’s deposit liabilities, to BofI.
Step Three: The Affiliate Merger
Block Financial and HRB Bank will file an application with the OCC to merge HRB Bank with and into Block Financial, with Block Financial as the surviving entity (the “Affiliate Merger”), pursuant to the terms and conditions of an Agreement and Plan of Merger by and between HRB Bank and Block Financial. HRB Bank is converting to a national bank because there is clear regulatory authority for a national bank to merge with and into a non-bank affiliate, whereas the regulatory authority for a federal savings bank to do so is unclear. Upon completion of the Affiliate Merger, HRB Bank will cease to exist as a separate legal entity, will surrender its charter to the OCC, and the FDIC will terminate the deposit insurance of HRB Bank. The Affiliate Merger will occur immediately following the closing of the P&A Transaction.
Closing of the Divestiture Transaction
Subject to fulfillment of all closing conditions, the closing of steps one, two and three of the Divestiture Transaction will all happen on the same day, one immediately after the other. The parties are in the process of finalizing and filing regulatory applications for approval of steps one, two and three of the Divestiture Transaction.
Subject to fulfillment of all closing conditions, including receipt of all required regulatory approvals, we continue to expect that the closing will occur in time for next tax season. See discussion below under “Announced Transactions are Subject to Numerous Conditions and the Closing May be Delayed or May Not Occur at All.”
Formation of Emerald Financial Services and HRB Mortgage Holdings
As previously disclosed in our Form 8-K filed on July 11, 2013, on July 1, 2013, HRB Bank formed two Delaware limited liability companies as wholly-owned operating subsidiaries. EFS was formed to market and distribute HRB Bank products and services, as well as to serve as the program manager for such products and services. After the closing of the Divestiture Transaction, EFS will market and distribute BofI’s H&R Block-branded financial products and services. HRB Mortgage Holdings, LLC (“Mortgage Holdings”) was formed to hold and collect HRB Bank’s existing portfolio of residential mortgage loans and other real estate owned (“OREO”) properties. HRB Bank has assigned all of its residential mortgage loans and OREO properties to Mortgage Holdings. Mortgage Holdings will receive payments on such mortgage loans and liquidate such OREO properties. HRB Bank will retain the marketable investment securities in its investment portfolio.
Upon completion of the Affiliate Merger, Block Financial will succeed, by operation of law, to all of the assets and liabilities of HRB Bank that are not sold or assigned to BofI. At that time, EFS and Mortgage Holdings will become direct, wholly-owned subsidiaries of Block Financial.
Continued Offering of Financial Products
Although we are divesting the assets and surrendering the charter of HRB Bank, we plan to continue to enhance our business by delivering financial products and services to our clients. EFS will be the H&R Block entity that markets and services BofI’s H&R Block-branded financial products. EFS will provide certain servicing and administrative support to BofI with respect to such financial products.
In connection with the execution of the P&A Agreement, EFS and Block Financial plan to enter into certain other agreements with BofI concurrent with the closing of the Divestiture Transaction, including without limitation a Program Management Agreement, including related product schedules (the “PMA Agreement”), and a related Emerald Advance Receivables Participation Agreement (the “RPA Agreement”).
The PMA Agreement
The PMA Agreement will be entered into by EFS and BofI and will be an umbrella agreement for EFS’s offering and servicing of BofI’s financial products through H&R Block’s distribution channels. The PMA Agreement will become effective as soon as the P&A Transaction is completed and will expire June 30, 2021. EFS has the right to terminate the PMA Agreement under certain circumstances, including a one-time right to terminate the PMA Agreement on June 30, 2017. Upon termination of the PMA Agreement or any of the related product schedules, EFS has the right to purchase or arrange the purchase of all of the affected accounts related to its ongoing product offerings.
The PMA Agreement covers the Company’s distribution channels in the United States, Puerto Rico, Guam and certain identified U.S. military bases outside the United States. Under the PMA Agreement and its related product schedules, BofI will act as the bank for H&R Block-branded financial services products: Emerald Prepaid MasterCard®, Refund Transfers and Emerald Advance® lines of credit through our retail and digital channels. In general, EFS will provide certain servicing and administrative support to BofI. As fully set forth in the PMA, EFS is obligated to provide broad indemnification to BofI, subject to limited exceptions.   BofI’s H&R Block-branded financial products will be available to H&R Block franchisees in accordance with distribution agreements executed by each franchisee, EFS and BofI.

EFS’s performance of its obligations under the PMA Agreement is guaranteed by the Company pursuant to a separate Guaranty Agreement between the Company and BofI.
The RPA Agreement
The RPA Agreement will be entered into by BofI, the Company, EFS, and HRB Participant I, LLC (“Participant”), an indirect subsidiary of the Company. The Company is a party to the RPA Agreement solely for the purpose of guarantying Participant’s obligations under the RPA Agreement. Participant is a newly-formed, indirect subsidiary of the Company that will hold participation interests generated under the RPA Agreement. The RPA Agreement will become effective as soon as the P&A Transaction is completed and will expire June 30, 2021. Pursuant to the RPA Agreement, Participant will periodically purchase ninety percent participation interests in the receivables of BofI from the Emerald Advance product offered through the Company’s retail channels. EFS will administer and service the accounts and participated receivables on behalf of BofI and Participant, according to the PMA Agreement.
Announced Transactions are Subject to Numerous Conditions and the Closing May be Delayed or May Not Occur at All.
The obligations of the parties to complete the P&A Transaction and the other transactions discussed herein are subject to the fulfillment of numerous conditions, including, but not limited to: (i) receipt of all regulatory approvals necessary to consummate the entire Divestiture Transaction; (ii) receipt of required third party consents; and (iii) the execution and delivery of the PMA Agreement and the RPA Agreement with BofI. We cannot be certain when or if the conditions to and other components of the P&A Transaction will be satisfied, or whether the P&A Transaction will be completed. In addition, there may be changes to the terms and conditions of the P&A Agreement, PMA Agreement, RPA Agreement and other contemplated agreements as part of the regulatory approval process.
Exhibits
Copies of the P&A Agreement, the PMA Agreement, the RPA Agreement and the Guaranty Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. The summary description of the P&A Agreement, PMA Agreement, RPA Agreement and Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the P&A Agreement, PMA Agreement, RPA Agreement and Guaranty Agreement, which are incorporated herein by reference.
On April 10, 2014, the Company issued a press release announcing the P&A Agreement. The full text of the press release is attached hereto as Exhibit 99.1.
Exhibit 99.1 is being furnished but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
Exhibit Number        Description
10.1        Purchase and Assumption Agreement
10.2        Program Management Agreement
10.3        Receivables Participation Agreement
10.4        Guaranty Agreement
99.1        Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	April 10, 2014	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	Purchase and Assumption Agreement
Exhibit 10.2	Program Management Agreement
Exhibit 10.3	Receivables Participation Agreement
Exhibit 10.4	Guaranty Agreement
Exhibit 99.1	Press Release